                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF
                       LEAP WIRELESS INTERNATIONAL, INC.


            Leap Wireless International, Inc., a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

            A. The name of the corporation is Leap Wireless International, Inc. The corporation was originally incorporated under the name Qualcomm SpinCo Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on June 24, 1998.

            B. Pursuant to Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware and the order dated October 22, 2003 of the United States Bankruptcy Court for the Southern District of California (the "Court"), which has jurisdiction over the Corporation in a case under Chapter 11 of Title 11 of the United States Code, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as previously amended.

            C. The text of the Amended and Restated Certificate of Incorporation as previously amended or supplemented is restated and further amended to read in its entirety as follows:

            FIRST: The name of the Corporation is Leap Wireless International, Inc.

            SECOND: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, 19808, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock that the Corporation shall have authority to issue is One Hundred Seventy Million (170,000,000) shares. One Hundred Sixty Million (160,000,000) shares shall be Common Stock, each having a par value of $.0001 per share. Ten Million (10,000,000) shares shall be Preferred Stock, each having a par value of $.0001 per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the General Corporation Law of the State of Delaware, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series. To the extent required by Section 1123(a) of Title 11, Chapter 11 of the United States Code and notwithstanding anything to the contrary herein, in no event shall the Corporation be authorized to issue any class or series of nonvoting equity securities.

            FIFTH: The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

            SIXTH: Subject to Section 8 of Article IV of the bylaws of the Corporation, the bylaws of the Corporation may be altered or amended or new bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of voting stock of the Corporation, voting together as a single class. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors also is expressly authorized to make, alter or repeal the bylaws of the Corporation.

            SEVENTH: Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

            EIGHTH: No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the bylaws of the Corporation or this Article EIGHTH. The stockholders of the Corporation may not take action by written consent. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer or President, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) and shall be held at such place, on such date, and at such time as the Board of Directors shall fix. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

            NINTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article NINTH shall be prospective and shall not affect the rights under this Article NINTH in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification. Notwithstanding any of the provisions of this Amended and Restated Certificate of Incorporation, this Amended and Restated Certificate of Incorporation shall not in any way countermand or otherwise affect provisions concerning indemnification set forth in the "Fifth Amended Joint Plan of Reorganization Dated as of July 30, 2003" of the Corporation (the "Plan") or the Order of the Court confirming the Plan, entered on October 22, 2003.

            TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, except as provided in Article ELEVENTH, and all rights conferred upon the stockholders herein are granted subject to this reservation.

            ELEVENTH: Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of voting stock of the Corporation required by law, this Amended and Restated Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of voting stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal any of Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH AND ELEVENTH of this Amended and Restated Certificate of Incorporation.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

            IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by Robert J. Irving, its authorized officer this 16th day of August 2004.

                                        Leap Wireless International, Inc.

                                        By: /s/ Robert J. Irving
                                            ------------------------------------
                                        Name:   Robert J. Irving
                                        Title:  Secretary